Exhibit 16.1

August 29, 2022

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:
We have read Item 4.01 of Fiesta Restaurant Group, Inc.'s Form 8-K dated August 29, 2022, and have the following comments:
1.We agree with the statements made in the second, third, fourth and fifth paragraphs of Item 4.01.
2.We have no basis on which to agree or disagree with the statements made in the first and sixth paragraphs of Item 4.01.

Yours truly,
/s/ Deloitte & Touche LLP